CHRISTIE'S

AUCTION INVOICE

Account Address
Masterworks Gallery LLC as agent for Masterworks Cayman SPC o/b/o its Gallery Segregated Portf
225 Liberty Street
29th Floor
New York, NY 10281
United States

Invoice Number	DB 22010007
Date	5/10/2022
Account Number	[***]
Paddle Number	[***]

Sale Number 20975 **Sale Title** 21st Century Evening Sale **Sale Date** 5/10/2022

Auctioneer **License No.**

Lot	Description	Transaction	Amount	Key	Sales Tax	Total Amount
[redacted]		Hammer Premium	1,800,000.00 420,000.00			2,220,000.00
		Sub Total				
		Hammer	US$ 1,800,000.00			
		Premium	US$ 420,000.00			
		Sales Tax (DE,)				

Total Amount Due	US$ 2,220,000.00
Due Date	17 May 2022

Notes: Christie's charges a buyer's premium to the buyer on the hammer price of each lot sold at the following rates: 26% of the hammer price of each lot up to and including $1,000,000, 20% of the excess of the hammer price above $1,000,000 and up to including $6,000,000 and 14.5% of the excess of the hammer price above $6,000,000. For all lots, taxes are payable at the applicable rate on the total purchase price (i.e. the hammer price plus the applicable buyer's premium).

Christie's accepts payment by credit card up to $100,000 per sale, on which a fee of 2% will apply. The fee on $100,000 is $2,000.

To arrange collection and to confirm the location of your property, please contact PostSaleUS@Christies.com at least 48 hours beforehand.

Christie's Inc 20 Rockefeller Plaza New York, NY 10020

Telephone +1 212 636 2000 Fax +1 212 636 4930

christies.com

01866683

PAYMENT METHODS

Please note: Christie's will not accept payment under this invoice from any party other than the buyer of record.

Lots purchased at Christie's in New York may be paid for in the following ways:

Online	Christie's is pleased to offer clients the option of viewing invoices, paying and arranging shipping online through MyChristie's. To log in, or if you have yet to create an online account, please go to: www.christies.com/MyChristies. While this service is available for most lots, payment and shipping must be arranged offline for some items. Please contact Post Sale Services directly to coordinate.
Wire Transfer	JP Morgan Chase Bank, N.A. 270 Park Avenue New York, NY 10017 ABA# [***] FBO: Christie's Inc. Account # [***] For banks asking for a Swift Code please quote: [***]
Credit and Debit Card	All major credit and debit cards are accepted. Note: If paid by credit card, a surcharge of 2% on the total invoice amount will be applicable.
Cash	Up to $7,500 per annum (subject to conditions)
Bankers Draft	Must be made payable to Christie's (subject to conditions)
Cheque	Must be made payable to Christie's (must be drawn in USD on a US bank, clearance will take 5 to 10 business days)

To assist in processing your payment efficiently, please quote your **sale, invoice number** and **account number** ; these may be found on your invoice.

Payments may be made in person at Christie's or by calling Post Sale Services.

Email	PostSaleUS@christies.com
Telephone	+1 212 636 2650
Fax	+1 212 636 4939
Mail	Christie's Inc., Post Sale Department, 20 Rockefeller Plaza, New York, NY 10020

Please see our Conditions of Sale for further information on buying at Christie's which can be found at the back of our catalogues and on our website: www.christies.com

Payment in full must be received in cleared funds before the property is released.

Failure to collect your property within 30 days of the sale date from any Christie's location will result in handling and administration charges plus any applicable sales tax.

Invoice No	DB 22010007	**A/c No**	[***]
Invoice Date	10 May 2022	**Paddle No**	[***]

CHRISTIE'S

Mailing Address
Masterworks Gallery LLC Master
Masterworks Gallery LLC as age
225 Liberty Street
29th Floor
New York, NY 10281
United States

Account Address
Masterworks Gallery LLC as agent for
Masterworks Cayman SPC o/b/o its
Gallery Segregated Portf
225 Liberty Street
29th Floor
New York, NY 10281
United States

PAYMENT SCHEDULE • DETAIL

Sale No 20975 **Sale Title** 21st Century Evening Sale **Sale Date** 10 May 2022
Auctioneer **License No**

Lot	Description	Transaction	Due Date	Amount
[redacted]		Hammer Premium	4 Nov 2022 4 Nov 2022	1,800,000.00 420,000.00

Total Amount Due	**US$ 2,220,000.00**

Notes Sales/ Use Tax: Christie's will collect sales tax where legally required. The applicable sales tax rate will be determined based upon the state, county, or locale to which the lot will be shipped. Please also note that an additional sales tax on freight may also be charged in these states. Please call 212/636-2650 for assistance.

01878690

Invoice No	DB 22010007	**A/c No**	[***]
Invoice Date	10 May 2022	**Paddle No**	[***]

CHRISTIE'S

Mailing Address
Masterworks Gallery LLC Master
Masterworks Gallery LLC as age
225 Liberty Street
29th Floor
New York, NY 10281
United States

Account Address
Masterworks Gallery LLC as agent for
Masterworks Cayman SPC o/b/o its
Gallery Segregated Portf
225 Liberty Street
29th Floor
New York, NY 10281
United States

PAYMENT SCHEDULE • SUMMARY

Sale No 20975 **Sale Title** 21st Century Evening Sale **Sale Date** 10 May 2022
Auctioneer **License No**

Installment	Due Date	Amount
Payment Due	4 Nov 2022	2,220,000.00

Total Amount Due **US$ 2,220,000.00**

Notes All extended payment terms herein are subject to the Extended Payment Terms Agreement Letter and the Conditions of Sale for the relevant sale agreed to only.

01878690